Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 of our report dated February 10, 2017 (March 24, 2017 as to Note 1 and the convenience translation described in Note 2 (g) and April 26, 2017 as to Note 11) relating to the combined financial statements of Bright Scholar Education Holdings Ltd., its subsidiaries, other affiliated entities and its variable interest entities under common control with the Bright Scholar Education Holdings Ltd. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the translation of Renminbi amounts into United States dollar amounts) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Guangzhou, China

May 16, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 of our report dated February 10, 2017 (April 26, 2017 as to Note 2) related to the Balance Sheet of Bright Scholar Education Holdings Limited as of December 16, 2016, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Guangzhou, China

May 16, 2017